Exhibit 10.33

February 6, 2002

Addendum to Employment Contract between Nick Evans-Lombe & Getty Images dated February 6, 2002.

It is agreed that in addition to the contract provisions, Nick shall receive the following pre-requisites, while employed by Getty Images:

•	Accomodation Allowance not to exceed $60,000 per annum.

•	Airline ticket Allowance not to exceed $4,700 per annum.

•	Reimbursement for 2 leased automobiles through December 31, 2002, then reimbursement for 1 leased automobile through June 1, 2004.

•	UK Pension Allowance of $16,450 per annum.

IN WITNESS WHEREOF, the parties have executed this Addendum effective as of the day and year first written above.

GETTY IMAGES, INC.

By:	/s/ JEFF BEYLE
Name:	Jeff Beyle
Title:	SVP, General Counsel

EMPLOYEE

By:	/s/ NICK EVANS-LOMBE
Nick Evans-Lombe